Exhibit 3.1

THE COMPANIES LAW, 5759-1999

Amended and Restated

Articles of Association

of

Memic Innovative Surgery Ltd.

(the “Company”)

1. Definitions

1. In these Articles each term specified below shall have, when capitalized (or, where such term appears in this Article 1 below non-capitalized, when non-capitalized), the definition appearing beside it herein below:

Articles these articles of association of the Company, as amended from time to time in accordance with their terms.

Board the Board of Directors of the Company.

Control the holding of more than 50% of the voting rights of the Company or any entity, or the right to appoint the majority of the directors of the Company or in any entity.

Dividend means any asset transferred by the Company to a Shareholder in respect of such Shareholder’s shares, whether in cash or in any other way, including a transfer without valuable consideration, but excluding bonus shares.

The Founders means (a) Dr. Boaz Ben-Moshe, (b) Dr. Nir Shvalb, (c) Soluna Holdings Ltd., (d) Alexander Zinigrad, (e) Ariel - University Research And Development Company Ltd., (f) Barak Shamur, (g) Alon Vardimon and (h) Ran Hezkiahu.

The Incubator Incentive II Management, Ltd., a corporation registered under the laws of the State of Israel, registration no. 51-387882-7.

The Law the Companies Law, 5759-1999 (the “Companies Law”) and the Companies Ordinance (New Version) 5743-1983, and any other law in force from time to time affecting the Company, as shall be amended and in effect from time to time.

Majority (1) with respect to voting at meetings of the shareholders - a simple majority determined in accordance with the voting rights attached to the shares present at the meeting; provided, however, that abstaining votes are not counted;

(2) with respect to voting at meetings of the Board or any committee thereof - a simple majority determined in accordance with the number of members present at the meeting; provided, however, that abstaining votes are not counted.

Officer an Office Holder (“Noseh Misra”) of the Company, as defined in the Law.

Ordinary Shares The Company’s Ordinary Shares, NIS 0.01 par value each.

Original Issue Price The Original Issue Price of each Series A Preferred Share is US$ 0.02537, the Original Issue Price of each Series A-1 Preferred Share is US$0.07603, the Original Issue Price of each Preferred B Share is US$0.36, the Original Issue Price of each Preferred C-1 Share is US$0.8918 and the Original Issue Price of each Preferred C-2 Share is US$1.2005, the Original Issue Price of each Series D-1 Preferred Shares is US$2.226, the Original Issue Price of each Series D-2 Preferred Shares is US$1.503; provided however that upon the FDA Issuance (as defined below), the Original Issue Price shall be automatically reduced to US$1.202, the Original Issue Price of each Series D-3 Preferred Shares is US$1.113; provided however that upon the FDA Issuance, the Original Issue Price shall be automatically reduced to US$0.8904, and the Original Issue Price of each Series D-4 Preferred Shares is US$2.003; provided however that upon the FDA Issuance, the Original Issue Price shall be automatically reduced to US$1.6027; the Original Issue Price of each Series D-5 Preferred Shares is US$2.226; provided however that if the Company issues additional Series D-5 Preferred Shares on account of the Company not receiving from the de novo reviewers of the U.S. Food and Drug Administration a written or electronic notice that the agency has completed its substantive review of the de novo application for the Company’s Hominis® 6N and intends to grant the de novo request and issue a classification order and a decision summary letter on or prior to March 15, 2021 (the “FDA Issuance”), then the Original Issue Price of each Series D-5 Preferred Shares shall be automatically reduced to US$1.7808; and further provided that each such price shall be proportionately adjusted pursuant to the terms of these Articles upon the occurrence of a Recapitalization Event as a result of which the number of outstanding Preferred Shares held by the Shareholders is proportionately increased or decreased.

OurCrowd OurCrowd (Investment in Memic) L.P., OurCrowd International Investment II, L.P., OurCrowd International Investment III, L.P., OurCrowd Squared, L.P., OurCrowd 50, L.P.; and any Permitted Transferee thereof.

Peregrine (i) Peregrine VC Investments II (Israel) L.P.; (ii) Peregrine VC Investments II (US Investors) L.P.; (iii) Peregrine VC Investments II (Other Investors) L.P.; (iv) Peregrine VC Investments III (Israel) LP; (v) Peregrine VC Investments III (US Investors) LP; (vi) Peregrine VC Investments III (Other Investors) LP; (vii) Peregrine VC Investments IV (Israel) LP; (viii) Peregrine VC Investments IV (US Investors) LP; (ix) Peregrine VC Investments IV (Other Investors) LP; (x) Peregrine Ventures Growth Investments LP, (xi) Peregrine Ventures Growth General Partner Limited Partnership; (xii) Peregrine III General Partner Limited Partnership; (xiii) Peregrine Ventures Management Ltd.; and any Permitted Transferee thereof.

Preferred A Shares The Series A Preferred Shares and the Series A-1 Preferred Shares.

Preferred B Shares The Series B Preferred Shares of the Company, par value NIS 0.01 each.

Preferred C Shares The Series C-1 Preferred Shares and the Series C-2 Preferred Shares.

Preferred D Shares The Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares, the Series D-4 Preferred Shares and the Series D-5 Preferred Shares.

Preferred Shares The Preferred A Shares, Preferred B Shares, Preferred C Shares and Preferred D Shares.

Recapitalization Event means any event of share combination or subdivision, share splits, share dividends, bonus shares or any other reclassification, reorganization or recapitalization of the Company’s share capital and the like where the Shareholders retain their proportionate holdings in the Company, on an as converted basis.

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Securities securities of any kind, including shares of any class, options, warrants, convertible debentures or any rights to subscribe for, purchase or otherwise acquire shares of any class in any manner.

Series A Preferred Shares The Series A Preferred Shares of the Company, par value NIS 0.01 each.

Series A-1 Preferred Shares The Series A-1 Preferred Shares of the Company, par value NIS 0.01 each.

Series B Preferred Shares The Series B Preferred Shares of the Company, par value NIS 0.01 each.

Series C-1 Preferred Shares The Series C-1 Preferred Shares of the Company, par value NIS 0.01 each.

Series C-2 Preferred Shares The Series C-2 Preferred Shares of the Company, par value NIS 0.01 each.

Series D-1 Preferred Shares The Series D-1 Preferred Shares of the Company, par value NIS 0.01 each.

Series D-2 Preferred Shares The Series D-2 Preferred Shares of the Company, par value NIS 0.01 each.

Series D-3 Preferred Shares The Series D-3 Preferred Shares of the Company, par value NIS 0.01 each.

Series D-4 Preferred Shares The Series D-4 Preferred Shares of the Company, par value NIS 0.01 each.

Series D-5 Preferred Shares The Series D-5 Preferred Shares of the Company, par value NIS 0.01 each.

Share Certificate (“Te’udat Menaya”) as the term is used in the Law.

Shareholder any person who is the owner of at least one share, individually or jointly, in the Company as registered in the Shareholders’ Register.

Shareholders’ Register the registry in which the Shareholders of the Company are registered.

2. The specific provisions of these Articles shall supersede the provisions of the Companies Law to the extent permitted under the Companies Law. With respect to any matter that is not specifically addressed in these Articles, the provisions of the Companies Law shall govern. Capitalized terms contained in these Articles shall have the meanings assigned to them herein. Unless the subject or the context otherwise requires, each word and expression not specifically defined herein and defined in the Companies Law as in effect on the date when these Articles first became effective shall have the same meaning herein, and to the extent that no meaning is attached to it in the Companies Law, the meaning ascribed to it in the Companies Regulations, and if no meaning is ascribed thereto in the Companies Regulations, the meaning ascribed to it in the Securities Law, 5728-1968 or the regulations promulgated thereunder. Words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine and neuter gender; and words and expressions importing persons shall include bodies corporate, partnerships, associations and all other legal entities.

3. Sections 4, 5, 6, 7, 8 and 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, to the interpretation of these Articles.

3A. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of these Articles, and these Articles shall not be deemed to have been drafted by the Company or any Shareholder.

3B. Any agreement or instrument defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement or instrument as from time to time may be amended, modified or supplemented.

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4. The captions contained in these Articles are for convenience only and shall not be deemed a part hereof or affect the interpretation or construction of any provision hereof. In case Company shall be required to produce and maintain Hebrew versions of these Articles of Association then in case any contradiction or inconsistency arises between the provisions of this English version of Articles of Association and the Hebrew version thereof then the provisions of the English version shall govern and prevail.

The Name Of The Company

5. (a) In Hebrew: ממיק כירורגיה חדשנית בע”מ

(b) In English: Memic Innovative Surgery Ltd.

The Objectives Of The Company And Its Purpose

6. The Company may conduct any legal business, as shall be designated by the Board from time to time.

7. The Company may contribute a reasonable amount for a worthy cause, even if such contribution is not within the framework of the Company’s business considerations. The Company, upon approval of the Board, may also make contributions of reasonable sums and/or issue securities of the Company representing up to one percent (1%) of its issued and outstanding share capital to charitable causes even if such contributions are not made on the basis of business considerations.

Liability Of The Shareholders

8. The liability of a Shareholder for the obligations of the Company will be limited to the payment of the consideration (including the premium) for which its shares were issued to such Shareholder, but not less than the nominal value of such shares; except in the event that said shares have been issued to such Shareholder lawfully for a consideration which is below the nominal value, in which event such Shareholder’s liability will be limited to the payment of the consideration for which said shares were issued.

9. The Company may not alter the liability of a Shareholder or obligate such Shareholder to acquire additional shares, without its consent.

Amending The Articles

10. Subject to Article 73 below, the Company may amend these Articles by resolution of the Majority of the Shareholders voting at a General Meeting, except as otherwise provided in the Law.

11. Any amendment to these Articles will become effective on the date of the resolution adopting such amendment, unless the Law or said resolution provides that such amendment will come into force at a later time.

12. The Company may not amend a provision contained in these Articles requiring a special majority to amend or to change these Articles or any provision hereof, except by a resolution of the General Meeting adopted by that majority.

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Aggregation

13. Solely for voting related purposes under these Articles, including without limitation for the purposes of Articles 18.2.2(E), 18.3, 31, 46.6, 46.7, 46.8, 46.9, 60, 61, 66.1 and 73, to the extent a Shareholder purchasing Preferred D-1 Shares is to purchase shares in two equal installments, then until such time as such Shareholder is to purchase the second installment it shall be deemed that such Shareholder holds both the Preferred D-1 Shares issued to it in the first installment as well as the Preferred D-1 Shares to be issued to such Shareholder in the second installment.

14. For purposes of computing minimum shareholdings required for any purposes under these Articles, each Shareholder shall be entitled to aggregate its holdings in the Company with the holdings of any of its Permitted Transferees (an “Eligible Shareholder Group”), and the aggregate holdings shall be considered to be held by such Shareholder and its Permitted Transferees and may be exercised (up to the maximum extent so determined to be available in the aggregate to all such Shareholders) by any, some or all of such Shareholders who are part of such Eligible Shareholder Group.

15. A Shareholder may assign any right it is entitled to according to these Articles to any one or more of its Permitted Transferees.

The Authorized Share Capital Of The Company

16. The authorized share capital of the Company is ILS 2,594,938.50 divided into (i) 140,000,000 Ordinary Shares; (ii) 10,994,000 Series A Preferred Shares; (iii) 1,709,850 Series A-1 Preferred Shares; (iv) 16,815,000 Series B Preferred Shares; (v) 17,950,000 Series C-1 Preferred Shares, (vi) 3,925,000 Series C-2 Preferred Shares; (vii) 42,500,000 Series D-1 Preferred D-1 Shares; (viii) 7,000,000 Series D-2 Preferred Shares; (ix) 5,800,000 Series D-3 Preferred Shares; (x) 3,200,000 Series D-4 Preferred Shares; and (xi) 9,600,000 Series D-5 Preferred Shares.

17. Ordinary Shares. The rights attached to the Ordinary Shares will be equal, and each Ordinary Share shall have one (1) vote in the Shareholders Meetings, shall be entitled to receive notices of Shareholders Meetings to attend and vote thereon, and to participate, pari passu, subject to preferences attached to other classes of shares in the Company, in distributions of dividends and in distributions of funds and surplus assets in the liquidation of the Company as further provided hereunder.

18. Preferred Shares. The Preferred Shares confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company, and in addition bear the following rights:

18.1. Liquidation and Dividend Preference. In the event of: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; or (ii) any Deemed Liquidation Event (as defined below), any and all assets of the Company available for distribution (and, in the case of certain reorganizations, mergers or consolidations, the securities received by the Company or its shareholders in such reorganization, merger or consolidation) shall be distributed to the Shareholders of the Company in the following order and preference:

18.1.1. First, prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Preferred D Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Preferred D Share held by it equal to (i) one hundred percent (100%) of the Original Issue Price of such Preferred D Share (adjusted for Recapitalization Events); plus (ii) a 5% annual interest on the Original Issue Price for such Preferred D Share, compounded annually from the date of the issuance of such Preferred D Share up to the date of distribution; plus (iii) an amount equal to all the declared but unpaid dividends on such Preferred D Share; minus (iv) any amount of dividends actually paid in preference in accordance with the provisions of this Article 18 (collectively, the “Preferred D Preference Amount”). Such distribution among the holders of the Preferred D Shares shall be made in proportion to the aggregate respective number of the Preferred D Shares owned by each such holder.

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18.1.2. Second, after payment in full of the Preferred D Preference Amount, prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Preferred C Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Preferred C Share held by it equal to (i) one hundred percent (100%) of the Original Issue Price of such Preferred C Share (adjusted for Recapitalization Events); plus (ii) a 5% annual interest on the Original Issue Price for such Preferred C Share, compounded annually from the date of the issuance of such Preferred C Share up to the date of distribution; plus (iii) an amount equal to all the declared but unpaid dividends on such Preferred C Share; minus (iv) any amount of dividends actually paid in preference in accordance with the provisions of this Article 18 (collectively, the “Preferred C Preference Amount”). Such distribution among the holders of the Preferred C Shares shall be made in proportion to the aggregate respective number of the Preferred C Shares owned by each such holder.

18.1.3. Second, after payment in full of the Preferred D Preference Amount and the Preferred C Preference Amount, prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Preferred B Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Preferred B Share held by it equal to (i) one hundred percent (100%) of the Original Issue Price of such Preferred B Share (adjusted for Recapitalization Events); plus (ii) a 5% annual interest on the Original Issue Price for such Preferred B Share, compounded annually from the date of the issuance of such Preferred B Share up to the date of distribution; plus (iii) an amount equal to all the declared but unpaid dividends on such Preferred B Share; minus (iv) any amount of dividends actually paid in preference in accordance with the provisions of this Article 18 (collectively, the “Preferred B Preference Amount”). Such distribution among the holders of the Preferred B Shares shall be made in proportion to the aggregate respective number of the Preferred B Shares owned by each such holder.

18.1.4. Third, after payment in full of the Preferred D Preference Amount, the Preferred C Preference Amount and the Preferred B Preference Amount, prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Preferred A Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Preferred A Share held by it equal to (i) one hundred percent (100%) of the Original Issue Price of such Preferred A Share (adjusted for Recapitalization Events); plus (ii) a 5% annual interest on the Original Issue Price for such Preferred A Share, compounded annually from the date of the issuance of such Preferred A Share up to the date of distribution; plus (iii) an amount equal to all the declared but unpaid dividends on such Preferred A Share; minus (iv) any amount of dividends actually paid in preference in accordance with the provisions of this Article 18 (collectively, the “Preferred A Preference Amount”). Such distribution among the holders of the Preferred A Shares shall be made in proportion to the aggregate respective number of the Preferred A Shares owned by each such holder.

18.1.5. After payment in full of the Preferred D Preference Amount, the Preferred C Preference Amount, the Preferred B Preference Amount and the Preferred A Preference Amount, all remaining assets, if any, shall be distributed among all of the Company’s Shareholders (holders of Preferred Shares and Ordinary Shares) pro rata to their holdings in the Company’s issued share capital on an as-converted basis.

18.1.6. The provisions of Section 18.1.1 through 18.1.5 shall apply to any distribution of dividends by the Company, mutatis mutandis, until such time as the Preferred D Preference Amount, Preferred C Preference Amount, Preferred B Preference Amount and the Preferred A Preference Amount are paid in full. Thereafter, dividends may be declared and distributed among all of the Company’s Shareholders (holders of Preferred Shares and Ordinary Shares) pro rata to their holdings in the Company’s issued and outstanding share capital on an as-converted basis.

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18.1.7. Notwithstanding Section 18.1.1 above, in the event that an as-converted pari passu pro-rata distribution to all Shareholders would result in the holders of Series D-1 Preferred Shares receiving (including any previous distribution on such shares) an amount equal to at least 5 times the Original Issue Price of such Series D-1 Preferred Shares (the “Preferred D-1 Cap Amount”), then the holders of the Series D-1 Preferred Shares shall be entitled to only receive their pro rata share of such distribution, on an as-converted basis, pari passu together with all other Shareholders, provided, however, that in such event the holders of the Series D-1 Preferred Shares shall actually receive an amount which is not less than the Preferred D-1 Cap Amount.

18.1.8. Notwithstanding Section 18.1.1 above, in the event that an as-converted pari passu pro-rata distribution to all Shareholders would result in the holders of Series D-2 Preferred Shares receiving (including any previous distribution on such shares) an amount equal to at least 5 times the Original Issue Price of such Series D-2 Preferred Shares (the “Preferred D-2 Cap Amount”), then the holders of the Series D-2 Preferred Shares shall be entitled to only receive their pro rata share of such distribution, on an as-converted basis, pari passu together with all other Shareholders, provided, however, that in such event the holders of the Series D-2 Preferred Shares shall actually receive an amount which is not less than the Preferred D-2 Cap Amount.

18.1.9. Notwithstanding Section 18.1.1 above, in the event that an as-converted pari passu pro-rata distribution to all Shareholders would result in the holders of Series D-3 Preferred Shares receiving (including any previous distribution on such shares) an amount equal to at least 5 times the Original Issue Price of such Series D-3 Preferred Shares (the “Preferred D-3 Cap Amount”), then the holders of the Series D-3 Preferred Shares shall be entitled to only receive their pro rata share of such distribution, on an as-converted basis, pari passu together with all other Shareholders, provided, however, that in such event the holders of the Series D-3 Preferred Shares shall actually receive an amount which is not less than the Preferred D-3 Cap Amount.

18.1.10. Notwithstanding Section 18.1.1 above, in the event that an as-converted pari passu pro-rata distribution to all Shareholders would result in the holders of Series D-4 Preferred Shares receiving (including any previous distribution on such shares) an amount equal to at least 5 times the Original Issue Price of such Series D-4 Preferred Shares (the “Preferred D-4 Cap Amount”), then the holders of the Series D-4 Preferred Shares shall be entitled to only receive their pro rata share of such distribution, on an as-converted basis, pari passu together with all other Shareholders, provided, however, that in such event the holders of the Series D-4 Preferred Shares shall actually receive an amount which is not less than the Preferred D-4 Cap Amount.

18.1.11. Notwithstanding Section 18.1.1 above, in the event that an as-converted pari passu pro-rata distribution to all Shareholders would result in the holders of Series D-5 Preferred Shares receiving (including any previous distribution on such shares) an amount equal to at least 5 times the Original Issue Price of such Series D-5 Preferred Shares (the “Preferred D-5 Cap Amount”), then the holders of the Series D-5 Preferred Shares shall be entitled to only receive their pro rata share of such distribution, on an as-converted basis, pari passu together with all other Shareholders, provided, however, that in such event the holders of the Series D-5 Preferred Shares shall actually receive an amount which is not less than the Preferred D-5 Cap Amount.

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18.1.12. Notwithstanding Section 18.1.2 above, in the event that an as-converted pari passu pro-rata distribution to all Shareholders would result in the holders of Series C-1 Preferred Shares receiving (including any previous distribution on such shares) an amount equal to at least 5 times the Original Issue Price of such Series C-1 Preferred Shares (the “Preferred C-1 Cap Amount”), then the holders of the Series C-1 Preferred Shares shall be entitled to only receive their pro rata share of such distribution, on an as-converted basis, pari passu together with all other Shareholders, provided, however, that in such event the holders of the Series C-1 Preferred Shares shall actually receive an amount which is not less than the Preferred C-1 Cap Amount.

18.1.13. Notwithstanding Section 18.1.2 above, in the event that an as-converted pari passu pro-rata distribution to all Shareholders would result in the holders of Series C-2 Preferred Shares receiving (including any previous distribution on such shares) an amount equal to at least 5 times the Original Issue Price of such Series C-2 Preferred Shares (the “Preferred C-2 Cap Amount”), then the holders of the Series C-2 Preferred Shares shall be entitled to only receive their pro rata share of such distribution, on an as-converted basis, pari passu together with all other Shareholders, provided, however, that in such event the holders of the Series C-2 Preferred Shares shall actually receive an amount which is not less than the Preferred C-2 Cap Amount.

18.1.14. Notwithstanding Section 18.1.3 above, in the event that an as-converted pari passu pro-rata distribution to all Shareholders would result in the holders of Preferred B Shares receiving (including any previous distribution on such shares) an amount equal to at least 5 times the Original Issue Price of such Preferred B Shares (the “Preferred B Cap Amount”), then the holders of the Preferred B Shares shall be entitled to only receive their pro rata share of such distribution, on an as-converted basis, pari passu together with all other Shareholders, provided, however, that in such event the holders of the Preferred B Shares shall actually receive an amount which is not less than the Preferred B Cap Amount.

18.1.15. For purposes of this Article 18.1, a liquidation, dissolution or winding up of the Company shall be occasioned by, and include any of the following events (“Deemed Liquidation Event(s)”): (i)(a) a consolidation, merger or reorganization of the Company with or into another entity, (other than to a wholly owned subsidiary of the Company), excluding a transaction in which Shareholders prior to the transaction will maintain voting Control of the resulting entity after the transaction (provided, however, that shares of the surviving entity held by Shareholders acquired by means other than the exchange or conversion of the shares of this Company shall not be used in determining if the Shareholders own more than fifty percent (50%) of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of the surviving entity); (b) a sale of all or substantially all of the Company’s assets (other than to a wholly owned subsidiary of the Company); (c) the transfer or grant of an exclusive license to all or substantially all of the Company’s intellectual property (other than to a wholly owned subsidiary of the Company); (d) the sale of all, or substantially all of the Company’s issued and outstanding share capital; (e) in the event that pursuant to a transaction or series of transactions, other than due to the issuance of shares by the Company in a financial fund raising, a person or entity acquires fifty percent (50%) or more of the issued and outstanding share capital of the Company or the right to appoint or elect at least fifty percent (50%) or more of the members of the Board; or (ii) a financial or corporate reorganization similar to any of the events described in Sub-article (i) above having the same effect unless, in each case, the holders of at least 50% of the Preferred Shares, voting as a single class, elect otherwise.

18.2. Conversion. The holders of the Preferred Shares shall have conversion rights and obligations as follow (the “Conversion Rights”):

18.2.1. Right to Convert. Each Preferred Share shall be convertible, at the option of the holder of such Preferred Share, at any time after the date of issuance of such Preferred Share, into such number of fully paid and non-assessable Ordinary Shares of the Company as is determined by dividing the applicable Original Issue Price for such Preferred Share by the Conversion Price at the time in effect for such share.

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18.2.2. The initial Conversion Price per Preferred Share shall be the Original Issue Price for such share adjusted in accordance with the provisions of this Article 18.2, and as a result of broad-based weighted average anti-dilution provisions (the “Conversion Price”) as follows:

(i) Adjustments of Conversion Price for Diluting Issues:

(A) Adjustment of Conversion Price Upon Issuance of Additional Shares. Upon each issuance (or deemed issuance, as described below) by the Company of any Additional Shares at a price per share less than the applicable Conversion Price of the Preferred Shares held by the Shareholders, then in effect, the applicable Conversion Price, then in effect for each Preferred Share will be reduced to a price (calculated to the nearest cent) determined in accordance with the following “broad-based” weighted average formula:

(A x P’) + (C x P”)

CP =------------------------------------

A + C

where CP is the adjusted Conversion Price;

A is the total number of Ordinary Shares on an as-converted basis, provided that all Ordinary Shares issuable upon exercise, conversion or exchange of outstanding options or convertible securities, as the case may be, including options allocated under any employee share option plan immediately prior to such issuance (but excluding any reserved options or shares under such plan that are not allocated), shall be deemed to be outstanding;

P’ is the applicable Conversion Price for such Preferred Shares in effect immediately prior to such issuance;

C is the number of Additional Shares; and

P” is the price per share of the Additional Shares.

No adjustment of the applicable Conversion Price for Preferred Shares shall be made in respect of the issuance of Additional Shares unless the consideration per share for an Additional Shares issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to such issue.

(B) No adjustments of a Conversion Price shall be made in an amount less than one Agura (1/100 of one NIS) per share. No adjustment of a Conversion Price shall be made if it has the effect of increasing the Conversion Price beyond the applicable Conversion Price prior to such adjustment.

(C) The consideration for the issuance of Additional Shares shall be deemed to be the amount of cash received therefor by the Company without giving effect to any commissions paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the event of an issuance of Additional Shares for a consideration, in whole or in part, other than for cash, the value of such consideration shall be determined in good faith by the Board.

(D) In case of issuance of options to purchase or rights to subscribe for Ordinary Shares, or securities, which by their terms are convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than options to purchase Ordinary Shares granted to the Company’s employees, directors, consultants or officers pursuant to a share incentive plan approved by the Board of the Company, the aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti dilution adjustments) of such options to purchase or rights to subscribe for Ordinary Shares, or upon the exchange or conversion of such security, shall be deemed to have been issued at the time of the issuance of such options, rights or securities, at a consideration equal to the consideration (determined in the manner above), received by the Company upon the issuance of such options, rights or securities plus any additional consideration payable to the Company pursuant to the term of such options, rights or securities (without taking into account potential anti dilution adjustments) for the Ordinary Shares covered thereby; provided, however,

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(i) that if any options as to which an adjustment to the Conversion Price has been made pursuant to this Article expire without having been exercised, then the Conversion Price shall be readjusted as if such options had not been issued and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed.

(ii) In addition, if such convertible securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such convertible securities.

(iii) in the case of any options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such options.

(E) For the purposes of this Section the following definitions shall apply:

“Additional Shares” shall mean any shares or Securities issued, or deemed to have been issued by the Company other than:

(1) Securities issued in connection with: reclassifications, stock splits or reverse stock splits of Company’s share capital or payments of bonus shares to all Shareholders on a pro rata basis.

(2) Securities issued which were reserved for issuance upon exercise of options under a plan or other arrangements approved by the Company’s Board granted to officers, directors, employees or consultants of the Company or a subsidiary.

(3) Ordinary Shares issued upon conversion of the Preferred Shares.

(4) Securities issued pursuant to an IPO or any subsequent registration.

(5) Ordinary Shares issued as a dividend or distribution on the Preferred Shares or to all of the Shareholders.

(6) Preferred D-1 Shares and Preferred D-5 Shares issued in connection with the fundraising of the Company contemplated by that certain Private Placement Memorandum from 2020 and any supplement and restatement thereto (including by way of exercise of warrants for the purchase of such Preferred D-1 Shares issued in connection with such Private Placement Memorandum) and the subscription agreements signed in connection therewith (the “PPM”) as well as the other classes of Preferred D Shares issued in connection with the conversion of outstanding convertible loans in such financing and any additional Preferred D Shares issued as adjustments in accordance with such transaction.

(7) Shares issued upon the exercise of options, warrants or rights to purchase shares of the Company pursuant to a plan or other arrangement approved by the Board.

(8) Securities that the holders of a majority of the issued and outstanding Preferred Shares have determined in writing that they will not be deemed as Additional Shares.

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18.2.3. Automatic Conversion. Notwithstanding anything to the contrary herein, each Preferred Share shall automatically be converted into the amount of fully paid and non-assessable Ordinary Shares computed by dividing the applicable Original Issue Price by the Conversion Price at the time in effect for such Preferred Shares, immediately: (i) prior to the closing of an offering by the Company of its Securities to the public with the participation of a nationally recognized underwriter pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law – 1968, as amended, or similar securities law of another jurisdiction, with aggregate net proceeds to the Company of not less than USD100,000,000 (one hundred million U.S. dollars), based on an imputed pre-money Company valuation of at least USD1,000,000,000 (one billion U.S. dollars) on a fully diluted basis (the “Qualified IPO”); or (ii) upon written demand of the holders of at least a majority of the then outstanding Preferred Shares. Notwithstanding anything to the contrary herein, to the extent that the actual amount Peregrine invests in consideration for Series D-1 Preferred Shares by the final closing of such financing (excluding any amount invested by Peregrine that is taken into account for purposes of determining the conversion of the remaining US$577,222 of principal amount previously loaned to the Company into Series D-3 Preferred Shares) (the “Peregrine Investment Amount”) is less than eight times the Additional Loan Amount (as defined in that certain Convertible Bridge Loan Agreement between the Company and the Lenders (as defined therein) that closed on December 31, 2019 and that certain Addendum No. 1 dated as of September 17, 2020, as amended) of Peregrine that has previously been converted into Series D-3 Preferred Shares (such shares being the “Initial Peregrine D-3 Preferred Shares”), then the difference between (x) the number of the Initial Peregrine D-3 Preferred Shares and (y) the quotient of one eighth of the Peregrine Investment Amount divided by the Original Issue Price of the Series D-3 Preferred Shares (the “Final Peregrine D-3 Preferred Shares”), shall automatically convert into such number of Series D-4 Preferred Shares equal to (i) the number of Series D-3 Preferred Shares converting under this sentence multiplied by the Original Issue Price of the Series D-3 Preferred Shares, divided by (ii) the Original Issue Price of the Series D-4 Preferred Shares and no adjustment shall be made the Final Peregrine D-3 Preferred Shares. For the avoidance of doubt, references to Original Issue Price in this Section 18.2.3 shall be after taking into account any adjustments to Original Issue Price (and corresponding additional preferred shares issuances) upon an FDA Issuance.

18.2.4. Mechanics of Conversion. Before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares the holder shall surrender the certificate or certificates thereof at the Company’s office and shall give written notice by registered mail, postage prepaid, to the Company of the election to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares as of such date. In the case of automatic conversion pursuant to Article 18.2.3, such conversion shall be deemed to have been made immediately prior to the close of business on the date of the occurrence of any of the events listed in Article 18.2.3, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares as of such date.

If the conversion is in connection with a Qualified IPO, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities at such Qualified IPO.

18.2.5. Conversion Price Adjustments of Preferred Shares for Certain Splits, and Combinations. If the Company shall subdivide or combine its Ordinary Shares, the Conversion Price of the Preferred Shares shall be proportionately reduced, in case of subdivision of shares, or shall be proportionately increased in the case of combination of shares.

18.2.6. Distributions. In the event the Company shall declare a distribution payable in Securities of the Company, securities of other persons, evidence of indebtedness issued by the Company or other persons, assets (including cash dividends) or options or rights then, in each such case for the purpose of this Article 18.2.6 the Shareholders of the Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Ordinary Shares into which their shares of Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

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18.2.7. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 18), provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of Ordinary Shares or other Securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion of the Preferred Shares would have been entitled immediately prior to such recapitalization. In any such case, appropriate adjustments shall be made in the application of the provisions of this Article with respect to the rights of the holders of the Preferred Shares after the recapitalization to the end that the provisions of this Article (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

18.2.8. No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms with respect to any rights of the holders of the Preferred Shares against impairment, but will at all times in good faith assist in the carrying out of all the provisions of this Article 18.2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

18.2.9. No Fractional Shares and Certificates as to Adjustments.

18.2.9.1. No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

18.2.9.2. Upon the occurrence of each adjustment of the Conversion Price of Preferred Shares pursuant to this Article 18, the Company, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment and showing in detail the facts upon which such adjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

18.2.10. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of Securities for the purpose of determining the holders thereof who are entitled to receive any Dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other Securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such Dividend, distribution or right, and the amount and character of such Dividend, distribution or right.

18.2.11. Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of Preferred Shares, the Company will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

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18.3. Voting Rights

18.3.1. Each share of the Preferred Shares shall entitle the holder thereof to one vote for each share of Ordinary Shares into which such Preferred Shares could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with these Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote.

18.3.2. Notwithstanding the aforesaid, the holders of Preferred Shares shall vote separately as a class on matters referring to this Article 18 and the matters described in Article 73, and any other matter concerning the rights attached to the Preferred Shares.

Shares and Alteration of Capital

19. Subject to the provisions of these Articles, the Company may, by a resolution adopted in a General Meeting, by a majority of the Shareholders participating in the vote (the votes of those Shareholders abstaining will not be taken into account), increase the registered share capital of the Company and may cancel registered share capital that has not been issued if there is no obligation of the Company, including a contingent obligation, to issue those shares.

20. Subject to the provisions of these Articles, the Company may, by resolution adopted in a General Meeting, by a majority of the Shareholders participating in the vote (the votes of those Shareholders abstaining will not be taken into account), increase its registered share capital in a class or series of shares as resolved by the Company and/or attach different rights to each class or series including special rights and/or different rights from those attached to the existing shares, including redeemable shares, deferred shares, etc.

21. Subject to the provisions of these Articles, the Company may, by a resolution adopted in a General Meeting by a majority of the Shareholders participating in the vote (the votes of those Shareholders abstaining will not be taken into account), consolidate and/or divide and/or reclassify and/or convert the share capital of the Company, to shares without any par value and/or to shares with a higher or lower par value and/or to different classes or series of shares having any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

22. The Company may convert part of the issued shares to deferred shares.

23. Subject to the provisions of these Articles, if at any time the share capital is divided into different classes and/or series of shares, the Company may change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions or provisions related to one or more of the classes or series (an “Amendment”), if (i) it received the consent in writing of the holders of a majority of the issued shares of the affected class or series, or if sanctioned by a resolution passed by a Majority at a separate General Meeting of the holders of the shares of such class or series (a “Class Meeting”), and (ii) in connection with Amendment of any provision of these Articles requiring a special majority of votes or a special consent by any party designated by name in order to take any action, it received such special majority of votes (which majority shall be calculated on an as-converted basis) or the consent of such named party, as applicable; the provisions of these Articles regarding General Meetings shall apply, mutatis mutandis, to such Class Meetings, provided, however, that the requisite quorum at any Class Meeting shall be one or more shareholders present in person or proxy and holding not less than the majority of the issued shares of such class. No holder of a certain class of shares shall be banned from participating and voting in a Class Meeting of such class by virtue of being holder of more than one class of shares of the Company, irrespective of any conflicting interests that may exist between such different classes of shares.

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Anything contained herein to the contrary notwithstanding, subject to provisions of the Law, a Shareholder shall not be required to refrain from participating in the discussion or voting on any resolution concerning the modification or abrogation of the rights attached to any class of shares held by such Shareholder, due to the fact that such Shareholder may benefit in one way or another from the outcome of such resolution.

Unless otherwise provided by these Articles including, without limitation Article 73, and notwithstanding the above provisions of this Article, it is hereby clarified that the enlargement of an existing class of shares, or the issuance or allotment of additional shares thereof, or the creation of additional shares of that class as a result of conversion of shares from another class or unification with another class, or the creation of a new class of shares or the issuance of shares of such new class of shares, whether or not with rights and privileges superior to an existing class of shares, shall not be deemed an Amendment or an adverse change (with respect to the creation of a new class of shares or the issuance of shares of such new class of shares - if the rights and privileges attached to the new class of shares apply in the same manner vis-à-vis all other existing series or classes of shares, without a different application to different classes, even though the result of such equal application may be different with respect to different Shareholders due to the number of shares held by them and/or even though such an issuance will change the economic value of the existing shares but not the legal rights of such shares).

For the purpose of these Articles: (i) the Series A Preferred Shares and the Series A-1 Preferred Shares shall be treated as a single class of shares; (ii) the Series C-1 Preferred Shares and the Series C-2 Preferred Shares shall be treated as a single class of shares; and (iii) the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares and the Series D-4 Preferred Shares and the Series D-5 Preferred Shares shall be treated as a single class of shares.

23A. Notwithstanding Section 20(c) of the Companies Law or anything herein to the contrary, except as mandated by Law without possibility of waiver or as provided in Article 73, no right to a class or series vote or consent shall be accorded to, and no requirement shall exist for any class or series of shares, except as provided in Article 23, with respect to any action or resolution of the Company.

Transactions With An Officer or A Controlling Person

24. Subject to provisions of the Law, the Company may enter into a transaction with an Officer and/or a controlling person, or with another person with respect to which the Officer and/or the controlling person has a personal interest, provided that (i) such transaction does not adversely affect the interests of the Company; (ii) such transaction is not prohibited pursuant to the Law for Encouragement of Industrial Research and Development, 5744-1984, and the regulation promulgated thereunder and (iii) the Israeli National Authority for Technological Innovation (formerly known as the Office of the Chief Scientist at the Israeli Ministry of Economy and Industry) (“IIA”) has not expressly opposed such transaction.

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Exemption, Insurance And Indemnification

25. The Company may grant an Officer, in advance, an exemption from his/her liability, in whole or in part, for damages resulting from a breach of his duty of care to the Company, subject to and in accordance with the provisions of the Law, provided that the Company shall not exempt in advance an Officer from his/her liability for damages resulting from breach of the duty of care to the Company of such Officer in a “Distribution” (as defined in the Companies Law).

26. The Company may, to the extent permitted by the Law, enter into an insurance policy to insure the liability of any Officer for any liability that may be imposed on such Officer in consequence of an act performed or omission committed by such Officer in his/her capacity as an Officer, with respect to any of the aforesaid:

26.1. Breach of his/her duty of care to the Company, or to another person;

26.2. Breach of his/her fiduciary duty to the Company, provided that the Officer acted in good faith and had reasonable grounds to assume that the action would not adversely affect the interests of the Company;

26.3. A monetary liability imposed upon the Officer in favor of another person;

26.4. a payment which the Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1(a) of the Securities Law, 5728-1968 (the “Securities Law”), and expenses that the Officer incurred in connection with a proceeding under Chapters H’3, H’4, or I’1 of the Securities Law, including reasonable legal expenses and attorney fees;

26.5. Any event, occurrence, matters or circumstances under any law with respect to which the Company may, or will be able to, insure an Officer, and to the extent such law requires the inclusion of a provision permitting such insurance in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 56h(b)(1) of the Securities Law, if applicable, and Section 50P of the Israeli Competition Law, 5758-1988 (the “Competition Law”).

27. Subject to the provisions of the Law, including the receipt of all approvals as required therein or under any other applicable law, the Company may: (1) indemnify any Officer to the fullest extent permitted by the Law retrospectively; and (2) undertake, in advance, to indemnify its Officer to the fullest extent permitted by the Law, with respect to an obligation, liability or expense incurred by such Officer in consequence of any act performed or omission committed by such Officer in his/her capacity as such, as follows:

27.1. a monetary liability imposed on an Officer pursuant to a judgment in favor of a third party (excluding the Company or a subsidiary of the Company, directly or by way of a derivative action), including a judgment imposed on such Officer in a compromise or in an arbitration decision approved by a competent court in respect of any act or omission taken or made by such Officer in his/her capacity as an Officer, including without limitation, any amount reasonably incurred or suffered by such Officer in connection with such an action, provided that the undertaking to indemnify under this Section 27.1 will be limited to: (a) such events, which in the opinion of the Board, are anticipated in the light of the Company’s actual activities at the time the undertaking to indemnify is given; and (b) such amounts or criteria which the Board determines as being reasonable under the circumstances; and further provided that the undertaking to indemnify shall state (x) the events which in the opinion of the Board, are to be anticipated in the light of the Company’s actual activities at the time the undertaking to indemnify is given, and (y) the amounts and criteria referred to in (a) and (b) above; or

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27.2. reasonable litigation expenses, including attorney’s fees, which the Officer has incurred in consequence of an investigation or proceeding conducted against him by an authority authorized to conduct such an investigation or proceeding, which was either (i) “concluded without the filing of an indictment” against him and without any monetary obligation imposed on him in lieu of a criminal proceeding; or (ii) “concluded without the filing of an indictment” against such Officer, but with the imposition thereon of a “monetary obligation in lieu of a criminal proceeding” for an offense that does not require a proof of mens rea element or in connection with a financial sanction. The terms “concluded without the filing of an indictment” and “monetary obligation in lieu of a criminal proceeding” shall have the meaning specified in section 260(a)(1A) of the Law; or

27.3. Reasonable litigation expenses, including legal fees, incurred by such Officer or imposed upon him by a court, (i) in a proceeding instituted against such Officer by the Company or on the Company’s behalf, or by another third party, or (ii) in connection with a criminal indictment of which such Officer has been acquitted, or (iii) a criminal indictment of an offense which does not require proof of mens rea element; or

27.4. a payment which the Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1(a) of the Securities Law, and expenses that the Officer incurred in connection with a proceeding under Chapters H’3, H’4, or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees; or

27.5. any other event, occurrence, matter or circumstances under any law with respect to which the Company may, or will be able to, indemnify an Officer, and to the extent such law requires the inclusion of a provision permitting such indemnity in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 56h(b)(1) of the Securities Law, if applicable, and Section 50P(b)(2) of the Israeli Competition Law, as amended from time to time.

Securities Of The Company

28. General. The Company may have shares of different classes, redeemable Securities, Debentures, Secured Debentures, Series of Debentures or other Securities.

29. Redeemable Securities.

29.1. The Company may create and/or issue redeemable Securities.

29.2. The Company may attach to redeemable Securities the characteristics of shares, including voting rights and/or rights to participate in profits of the Company and/or the right to receive dividends or bonus shares and/or other rights, or additional rights attached to the shares of the Company.

29.3. The Company may redeem redeemable Securities in an amount, at the times, in the form, and from the sources specified by resolution of the Company.

29.4. Redeemable Securities will not be deemed part of the equity of the Company, unless the right of the Company to redeem such redeemable Securities has been limited to the winding-up of the Company after having satisfied all of the obligations of the Company to its creditors. In the event that the right of redemption has been limited as aforesaid, the provisions of sub-Article 29.3 above will not apply, and the Company may redeem such redeemable Securities in the same fashion as it may acquire shares of the Company.

30. Issuance of Securities.

30.1. The issuance of shares and other Securities shall be in the authority of the Board, subject to the provisions of the Law, and subject to Article 73 below.

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30.2. The Board may issue shares and convertible Securities up to the limit of the authorized share capital of the Company, assuming the conversion of all convertible Securities at the time of their issuance. The shares so issued may have the same rights as the existing shares, or may have preferred or deferred rights, or rights of redemption, or restricted rights, or any other special right in respect of dividend distributions, voting, appointment or dismissal of directors, return of share capital, distribution of Company’s property, or otherwise, all as determined by the Board from time to time, subject to the provisions of these Articles (including but not limited, to the approval of the Shareholders by way of appropriate resolution where required under these Articles) and any special right previously granted to a Shareholder.

30.3. The Board may issue shares for cash or for other consideration, against immediate or subsequent payment.

30.4. The Board may issue Debentures, Secured Debentures or Series of Debentures, within the scope of its authority to borrow on behalf of the Company. The aforesaid does not preclude the authority of the Chief Executive Officer (the “CEO”) or any other person designated for such purpose by the Board to borrow on behalf of the Company and to issue Debentures, promissory notes, or bills of exchange within the limits of his/her authority.

30.5. The Board will not issue a share for which the consideration is not to be paid in full in cash, unless the consideration for the shares has been detailed in a written document.

30.6. The Board may issue shares at a price below their par value, subject to the provisions of the Law.

30.7. The Company may, by resolution of the Board, pay a commission for underwriting and/or subscription and/or consent to subscribe and/or to underwrite shares or Securities of the Company, whether conditional or not. Such commission may be paid in cash and/or in shares and/or other Securities, or any combination thereof.

30.8. Subject to the provisions of the Law and these Articles, the Company may issue redeemable shares and redeem them.

30.9. The Board will arrange for the registration of the issuance of shares in the Shareholders Register immediately upon their issuance.

Pre-Emptive Rights

31. Prior to any Qualified IPO, each Shareholder holding at least 3% of the Company’s issued and outstanding share capital (“Offeree”) shall have (on a pro-rata, as converted basis) a right of first refusal to purchase part or all its Pro Rata Share (as defined below) of any Additional Shares that the Company may, from time to time, propose to sell and issue. A “Pro Rata Share,” for purposes of this Article 31, shall be the ratio of the number of shares of the Company’s Ordinary Shares then held by such Offeree (assuming the conversion of all Preferred Shares held by such Offeree), as of the date of the Rights Notice (as defined below), to the sum of the total number of Ordinary Shares held by all the Shareholders (assuming the conversion of all Preferred Shares held by all the Shareholders) as of such date.

Such Pre-emptive right shall be subject to the following provisions:

31.1. Reserved

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31.2. If the Company proposes to issue Additional Shares, it shall give each Offeree a written notice thereof (the “Rights Notice”) of its intention to do so, describing the Additional Shares, the price, the general terms upon which the Company proposes to issue them, and the number of Additional Shares that each Offeree has the right to purchase under this Article 31. Each Offeree shall have fifteen (15) days from delivery of the Rights Notice (the “Notice Period”) to subscribe to all or any part of its respective portion of the Additional Shares by way of written notice to the Company in response to the Rights Notice.

31.3. The Company shall have ninety (90) days after the Notice Period to sell the unsubscribed Additional Shares at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Company has not sold the unsubscribed Additional Shares within said ninety (90) days period the Company shall not thereafter issue or sell such unsubscribed Additional Shares without first re-offering them to the Offerees in the manner provided above.

31.4. The Pre-Emptive rights afforded hereunder to the Offerees may be assigned, in whole or in part, to, and exercised by, such Offerees’ Permitted Transferees, whether or not such Permitted Transferee holds shares in the Company.

31.5. Anything to the contrary notwithstanding, in the event the Board determines that offering Shareholders of the Company preemptive rights (in accordance with the provisions of this Article 31 or otherwise), or offering any other Shareholders preemptive rights even if not required by these Articles, without a prospectus may lead to a breach or violation of any applicable securities laws or regulations, then the Company will not be obligated to offer such Additional Shares to any Offeree, unless such Offeree provides the Company with documentations, certificates or representation in form satisfactory to the Company that it is an accredited investor or a person or entity to whom an exemption applies under applicable securities laws.

Share Certificate

32. A Shareholder registered in the Shareholders’ Register may receive from the Company, with respect to the fully paid-up shares registered in its name in the Shareholders Register, one (1) Share Certificate confirming such Shareholder’s ownership in the shares registered in its name, or, if approved by the Board, several Share Certificates each for one or more of such shares.

33. A Share Certificate will be issued bearing the signatures of those persons authorized to sign on behalf of the Company.

34. A Share Certificate in the name of two or more persons will be delivered to the person whose name appears first in the Shareholders’ Register.

35. In the event that a Share Certificate is lost, defaced or spoiled, a new one may be issued in its place once the Shareholder requesting the replacement has fulfilled the conditions with respect to proof of the aforesaid, indemnification etc., as determined by the Board.

36. The Board will determine the amount of the fee to be paid to the Company for issuing more than one Share Certificate to each Shareholder and/or for exchanging a Share Certificate.

37. The Board will specify the form, the content and the method of preparing or printing the Company’s Share Certificates, except where the aforesaid is specified by the regulations promulgated under the Law.

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Calls on Shares

38. The Board may, from time to time, at its discretion, make calls upon Shareholders in respect of any sum unpaid on their shares (hereinafter: an “Obligation”) which has become due or which is not, by the terms of issuance of which shares, payable at a fixed time. Each Shareholder shall pay to the Company the amount of every call so made upon him at the time(s) and place(s) designated in such call. A call may contain a call for payment in installments.

39. Notice of any call shall specify the amount of the Obligation and shall be given in writing to the Shareholder(s) in question not less than fourteen (14) days prior to the time of payment as fixed therein, provided that at any time before the due date of any such payment the Board may, by a notice to the Shareholder(s), revoke such call, or postpone the designated date(s) of payment.

40. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call duly made upon one of the joint holders shall be deemed to have been duly made upon all of the joint holders.

41. If under the terms of issuance of any share or otherwise, the payment in respect of such share is to be made in whole or in part by installments, whether such payment is at premium or at nominal value, then each such installment shall be paid to the Company on the due date for payment thereof, and each call shall be deemed made by the Company with proper notice on such shares with respect to each such installment, and the provisions in these Articles which concern the call on shares shall be applicable to such installments.

42. Any Obligation shall bear interest from the date on which it is payable until actual payment thereof at a rate equal to the then prevailing rate of interest for unauthorized overdrafts as charged by Bank Leumi Le-Israel B.M. Notwithstanding the aforementioned, the Board may waive the interest payments in whole or in part.

43. The Board may, upon adoption of a resolution to such effect, allow any Shareholder to prepay any amount not yet payable in respect of its shares, and may approve the payment of interest for such prepayment at a rate as may be agreed upon between the Board and the shareholder so prepaying.

44. The provisions of Articles 38-43 shall in no way derogate from any rights or remedies the Company may have pursuant to these Articles or any applicable law.

Charge, Forfeiture and Surrender

45. The Company shall have a charge, first in rank, over all the shares which are registered in the name of a Shareholder but which are not fully paid, as well as over the proceeds from their sale, for the purpose of securing an Obligation of such a shareholder to the Company, whether personally or jointly with others, whether or not payment is due. The abovementioned charge shall apply to all the dividends declared from time to time on such shares, unless otherwise decided by the Board.

The Board may, upon the adoption of a resolution to such effect, forfeit any shares issued with respect to which an Obligation exists and has not been paid by its due date, and following such forfeiture may sell the forfeited shares. Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of, as the Board deems appropriate. Any such share not cancelled shall become a dormant share, shall not confer any rights, and shall not be considered part of the Company’s issued and outstanding share capital for any purpose so long as it is held by the Company. The forfeiture of a share shall cause, at the time of forfeiture, the cancellation of all rights in the Company and of any claim or demand against the Company with respect to that share, and of other rights and obligations between the share owner and the Company accompanying that share, except for those rights and obligations which these Articles exclude from such a cancellation or which the Law imposes upon former Shareholders.

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Furthermore, to the extent a Shareholder purchasing Preferred D-1 Shares is to purchase such shares in more than one installment and such Shareholder fails to deliver payment for any installment in the amount required, then all Preferred D-1 Shares previously issued to such Shareholder with respect to consideration delivered to the Company in the initial installment shall automatically be forfeited to the Company without any additional action being required by such Shareholder or otherwise.

Transfer Of Shares

46. The following provisions shall apply with respect to the transfer and sale of shares in the Company:

46.1. No transfer of shares in the Company, and no assignment of an option to acquire such shares from the Company, shall be effective unless the transfer or assignment is made in accordance with the provisions of this Article 46 and has been approved by the Board, which approval will not be unreasonably withheld, conditioned or delayed; provided, however, that, in the case of Permitted Transferees, such Board approval shall be limited to verification that such proposed transferee meets the requirements set forth herein for a Permitted Transferee.

If the Board approves a transfer of shares, it will register the transfer of shares in the Shareholders’ Register, as soon as possible.

If the Board refuses to approve a transfer of shares, it will notify the transferor and the transferee indicating the reason for such refusal.

Any transfer of Securities, may be conditioned upon the transferee of such Securities agreeing in writing to be bound by the same terms and restrictions that apply to the transferor, signing an undertaking to the IIA, if legally required, and providing any and all documentation necessary to register the transferee as a shareholder with the Israeli Registrar of Companies.

Without limitation of any of the other provisions of these Articles, unless otherwise determined by the Board, any transfer of Securities to a Person who is not then an existing Shareholder may be effected only if the amount of shares transferred to each single transferee (other than to a Permitted Transferee) constitutes at least one percent (1%) of the total issued and outstanding share capital of the Company (the “Minimum Percent”), provided that in the event that a number of Shareholders effect a transfer of shares simultaneously and on the same terms and conditions, then for the purposes of the Minimum Percent, all shares so transferred may be aggregated.

46.2. No transfer shall be effective unless the transferee agrees in writing to hold the shares transferred pursuant to the terms and conditions by which the transferor held such shares including the provisions of these Articles and any other contractual obligations of the transferor with respect to the shares transferred under agreements to which the Company is also a party.

46.3. A share may be transferred in whole only, and not in part; however, if a share(s) has joint owners, any of the joint owners may transfer their rights in the share(s).

46.4. No transfer of shares shall be registered unless a proper instrument of transfer, in the form specified below or such similar form approved by the Board, has been submitted to the Company, together with any Share Certificate(s) issued in respect of such shares and such other evidence of title as the Board may reasonably require. Until the transferee has been registered in the Shareholders Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board, may, from time to time, prescribe a reasonable fee for the registration of a transfer.

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Share Transfer Deed

We, the undersigned, _____________________ of _____________ _________________ (hereinafter: the “Transferor”) hereby transfer to ______________ of _____________________________________ (hereinafter: the “Transferee”) _______ Shares of NIS  ___ each in the undertaking called ____________. to hold unto the Transferee, subject to the conditions under which we held the same immediately before the execution hereof, and we, the Transferee, do hereby agree to accept and take the said Shares subject to the conditions aforesaid.

In Witness Whereof we have affixed our signature on this ___ day of the month of ________ year 20__.

Signature of the Transferor _______________

Witness to the signature: _________________

Signature of the Transferee _______________

Witness to the signature: _________________

46.5. All Share Transfer Deeds will be delivered to the Company at the Company’s registered office (the “Office”). A Share Transfer Deed which is recorded in the Shareholder Register will remain with the Company, and any Share Transfer Deed which the Board refuses or declines to approve will be returned, upon demand, to whomever delivered it to the Company, together with the Share Certificate, if delivered.

46.6. No Sale.

Notwithstanding anything else to the contrary in these Articles, until the earlier of (i) Deemed Liquidation Event or (ii) a Qualified IPO, none of the Founders shall make any sale, assignment, transfer, pledge, hypothecation, mortgage or disposition of (collectively, “Transfer”), by gift or otherwise, or in any way encumber more than 10% of the Ordinary Shares held by such Founder (or its preceding shareholder) as of October 6, 2013 unless holders of the majority of the Preferred Shares then outstanding consented in writing to such Transfer.

Notwithstanding the foregoing, after October 6, 2017 each of the Founders shall be entitled to Transfer up to 25% of the Ordinary Shares held by such Founder as of immediately following the Closing (including the 10% that is initially not subject to this No Sale provision).

46.7. Right of First Refusal

Prior to the closing of a Qualified IPO, each Offeree shall have a right of first refusal with respect to any Transfer by a Shareholder of all or any of its Ordinary Shares in the Company, except with respect to a Transfer by such shareholder to its Permitted Transferees, as follows:

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46.7.1. Any Shareholder proposing to Transfer all or any of its Ordinary Shares (the “Offeror”) to a person or entity who is not a Permitted Transferee of such holder, shall first send to the Offeree(s) a written notice detailing the number of Ordinary Shares intended to be transferred or sold (the “Offered Shares”), the number of Offered Shares and the price and the other material terms of the transfer of the sale (the “Offer”). The Offeree(s) shall have a right to purchase the Offered Shares by sending the Offeror an irrevocable written notice (“Notice of Reply”) within a period of 15 (fifteen) days after receipt of the Offer, and under the terms of the Offer. Each of the Offerees may accept such Offer as aforesaid in respect of all or part of the Offered Shares (“Acceptances”). A Offeree that does not respond in the abovementioned manner within the above 15 (fifteen) day period, shall be regarded as having given a notice of refusal to purchase the Offered Shares or any part thereof.

46.7.2. If the Acceptances, in the aggregate, are in respect of more than the Offered Shares, then the Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings in the Company, on an as converted basis, provided that no accepting Offeree shall acquire under the provisions of this Article more than the number of Offered Shares initially accepted by such accepting Offeree, and upon the allocation to him/her/it of the full number of Offered Shares so accepted, such accepting Offeree shall be disregarded in any subsequent computations and allocations hereunder. Any Offered Shares remaining after the computation of such respective entitlements shall be re-allocated among the remaining accepting Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid.

46.7.3. In such case the Acceptances shall constitute an agreement for the sale and purchase of all the Offered Shares at the price and conditions specified in the Offer, and the Offeror shall transfer all the Offered Shares to the accepting Offeree(s) within 15 days after the expiration of the fifteen (15) day period that the Offerees had to reply, against the payment of the price, or, if the Offer states other times for delivery and/or other payment terms, in accordance with the conditions of the Offer.

46.7.4. If the Acceptances, in the aggregate, are in respect of less than the full number of Offered Shares, then the accepting Offerees shall not be entitled to acquire the Offered Shares, and the Offeror, at the expiration of the aforementioned fifteen (15) day period, shall be entitled to transfer all (and not less than all) of the Offered Shares only to the proposed transferee(s) identified in the Offer, provided, however, that in no event shall the Offeror transfer any of the Offered Shares to any transferee other than such accepting Offerees or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer, and provided further that any of the Offered Shares not transferred within ninety (90) days after the expiration of such fifteen (15) day period, shall again be subject to the provisions of this Article 46.7.

46.7.5. This Article 46.7 shall also apply to the sale of shares by a receiver, liquidator or trustee in bankruptcy, administrator of an estate or executor of a will.

46.8. Co-Sale

Prior to the closing of a Qualified IPO, any Transaction (as defined below) shall be subject to right of co-sale as follows:

For the purpose of this Article 46.8, a “Transaction” shall mean the sale of Ordinary Shares of the Company by any Shareholder which is not a Preferred Shareholder (the “Selling Shareholder”), other than a sale to a Permitted Transferee.

46.8.1. Each Preferred Shareholder holding at least 5% of the Company’s issued and outstanding share capital (on an as-converted basis) (a “Qualified Shareholder”) shall have the right, to the extent it did no exercise its right of first refusal, to join the Transaction on a pro rata basis with the Selling Shareholder(s) and sell its shares together with the Selling Shareholder(s).

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46.8.2. Each Qualified Shareholder shall have a right to join the Transaction in respect of its pro rata portion of the shares of the Company to be sold under the Transaction, by providing the Selling Shareholder an irrevocable written notice within a period of 15 (fifteen) days after receipt of the Offer, and under the proposed terms of the Transaction.

46.8.3. The pro rata basis shall be determined as the number of shares of the Company’s Ordinary Shares then held by such Qualified Shareholder (assuming the conversion of all Preferred Shares held by such Qualified Shareholder), as of the date of the Offer, to the sum of the total number of Ordinary Shares held by the Selling Shareholder and all the Qualified Shareholders (assuming the conversion of all Preferred Shares held by such Qualified Shareholders) in each case, as of the date of the Offer.

46.8.4. Any Qualified Shareholder that does not respond in the abovementioned manner within the above 15 (fifteen) day period, shall be regarded as having given a notice of refusal to join the Transaction.

46.8.5. To the extent one or more Qualified Shareholders exercise their Co-Sale right in accordance with this Article 46.8, the number of shares of the Company the Selling Shareholder may Transfer in connection with the Transaction shall be reduced accordingly.

46.8.6. Promptly after the end of the aforementioned 15 (fifteen) day period, the Selling Shareholder shall notify each participating Qualified Shareholder of the number of shares of the Company held by such Qualified Shareholder that will be included in the Transaction and the date on which the Transaction will be consummated. At the time of consummation of the Transaction, the Selling Shareholder shall cause the buyer of the Offered Shares to remit directly to each participating Qualified Shareholder that portion of the sale proceeds to which the participating Qualified Shareholder is entitled by reason of its participation in the Transaction. No purchase of Offered Shares under the Transaction shall be completed prior to the completion of the purchase of the shares from the Qualified Shareholder participating in the Transaction in accordance with this Article 46.8; provided however, that in the event the buyer does not agree to purchase such shares from the participating Qualified Shareholder(s), then as a condition to the completion of the Transaction, the Selling Shareholder, instead of such buyer, shall purchase the shares from the Qualified Shareholder participating in the Transaction on the applicable terms and conditions set forth in the Offer.

46.8.7. This Article 46.7 shall also apply to the sale of shares by a receiver, liquidator or trustee in bankruptcy, administrator of an estate or executor of a will.

46.9. Forced Sale of Minority Shares.

46.9.1. Prior to the consummation of a Qualified IPO, in the event that the holders of at least 70% of the issued share capital of the Company, on an as converted basis (hereinafter: the “Majority Selling Shareholders”) desire to sell all of their shares in the Company to a purchaser (hereinafter: the “Proposed Transaction”), and such sale is conditioned upon the sale of all of the issued and outstanding share capital of the Company, then in such event all remaining Shareholders (hereinafter: the “Remaining Shareholders”) shall be obligated to join in the sale and sell all of their shares (and if so required by the purchaser, also all of their other Securities of the Company), or to vote their shares and any shares for which such Remaining Shareholders have voting power to approve the merger, asset sale or otherwise, as the case may be in such transaction, on the same terms and conditions, subject however to the operation of the liquidation preference of the Preferred Shares as provided for in Article 18.1 above and to calculating the consideration for any option or warrant taking into account the exercise price thereof, and to vote such shares against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Proposed Transaction) between the Company and any person or entity other than the party or parties to the Proposed Transaction or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to the Proposed Transaction or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, in each case unless otherwise determined by the Majority Selling Shareholders.

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46.9.2. Each Remaining Shareholder shall take all necessary actions in connection with the consummation of the Proposed Transaction as requested by the Company or the Majority Selling Shareholders and shall, if requested by the Majority Selling Shareholders, execute and deliver any agreements and instruments prepared in connection with such Proposed Transaction which agreements are executed by the Majority Selling Shareholders and shall waive any dissenting minority or similar rights in connection with such Proposed Transaction.

46.9.3. The Remaining Shareholders obligations under this Article 46 in connection with a Proposed Transaction are notwithstanding any other no sale right, first refusal rights or other rights. The proceeds of the Proposed Transaction shall be distributed among all Shareholders in accordance with the liquidation preference provisions set forth in Article 18.1 above.

46.9.4. At the closing of the Proposed Transaction (which place, date and time shall be designated by the Majority Selling Shareholders and provided to each of the Remaining Shareholders at least 5 days in advance), each such Remaining Shareholder shall deliver certificates evidencing all of its shares or an affidavit of a lost certificate in a form acceptable to the Board, duly endorsed or accompanied by written instruments of transfer in form satisfactory to the third party(ies) to such Proposed Transaction, duly executed by such Remaining Shareholder, against delivery of the purchase price therefore.

46.9.5. In the event that a Remaining Shareholder fails to surrender its certificate or an affidavit of a lost certificate, in a form acceptable to the Board, in connection with the consummation of a Proposed Transaction, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the Remaining Shareholder and the Board shall be authorized to establish an escrow account, for the benefit of such Remaining Shareholder into which the consideration for such Securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

46.9.6. With respect to Section 341 of the Companies Law, the Shareholders specifically agree to amend the provisions set forth therein in the following manner:

46.9.6.1. the parties acknowledge that the application of the distribution preference provisions set forth in Article 18.1 shall not be deemed to mean that the Shareholders are offered different treatment or terms in the Proposed Transaction (even if certain Majority Selling Shareholder will receive consideration and benefits that other Shareholders will not receive, provided however that such additional benefits are not granted to such Shareholders in their capacity as Shareholders and for their Shares but rather as creditors (as repayment of funds extended pursuant to any debt facility)).

46.9.6.2. the parties agree that the timeframe set forth in Section 341(a) of the Companies Law for accepting the Proposed Transaction by the Majority Selling Shareholders shall not be limited to the time frame specified in the aforementioned provision.

46.9.6.3. the parties agree that the notices that should be sent by the buyer according to the provisions set forth in Section 341(a) and 341(c) of the Companies Law (each a “341 Notice”) may be sent by either the buyer or the Company and the time frame set forth in the aforementioned provisions for sending each of the 341 Notices shall not be limited to the time frame specified therein;

46.9.6.4. for the purposes of Section 341 of the Law and notwithstanding the provisions thereof, the required percentage for shareholder approval shall be by holders of 80% of the issued and outstanding share capital of the Company, on an as converted basis.

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46.10. Exemptions and Qualifications

The right of first refusal shall not apply to Transfers to Permitted Transferees, and such Transfers shall be free of any such rights or similar rights of any other Shareholders of the Company; provided, that such Permitted Transferee has agreed in writing to assume all the obligations of the transferor under all agreements involving the Company. A “Permitted Transferee” is any of the following:

46.10.1. with respect to an individual Shareholder: (a) a parent, spouse, brother, sister, or child of the transferor, ancestors or descendants or any trusts for the benefit of the transferor or such persons; and (b) a company more than 90% owned by such individual, provided that such company shall remain more than 90% owned by the transferor at all times such company holds shares in the Company, provided however, that any sale, lease, assignment, lien, gift, conveyance, or any other disposition or Transfer of shares or other equity Securities of such company, and/or any legal or beneficial interest therein, or the issuance of shares or equity Securities in such company resulting in transferor holding less than 90% of such company, will be deemed to be a Transfer which will be subject to the terms of these Articles.;

46.10.2. with respect to a Shareholder who is a trustee, the beneficiary in favor of whom the transferred shares were held by the transferor in trust, provided that the transferor is registered in the Shareholders’ Register as a trustee for such beneficiary with respect to the transferred shares;

46.10.3. with respect to a corporate Shareholder that is not a company to which shares have been transferred as a Permitted Transferee pursuant to sub-article 46.10.1 above: (a) any entity or person controlling, controlled by, or under common control, directly or indirectly, with such Shareholder; or (b) any successor of such Shareholder by merger or consolidation, or any person to whom substantially all the business and assets of such Shareholder are sold; or (c) such corporate Shareholder in the event of the dissolution of such corporate Shareholder; or (d) such Shareholder’s transferee by operation of law;

46.10.4. with respect to a Shareholder that is a limited or general partnership: (a) its partners, and any person controlling (directly or through an entity controlled by such person) such partners; (b) affiliated partnerships or entities managed by, or under common control with, the same management company or managing (general) partner as manage the shareholder; (c) an entity that is affiliated with such management company or managing (general) partner; or (d) any entity or person controlling, controlled by, or under common control, directly or indirectly, with such Shareholder; or (e) any successor of such Shareholder by merger or consolidation, or any person to whom substantially all the business and assets of such Shareholder are sold; or (f) any entity over which such Shareholder or its affiliates exercise investment discretion or acts as a principal investment advisor to; or (g) such Shareholder’s transferee by operation of law; for the avoidance of doubt, a limited liability company recognized as such by its jurisdiction of formation, shall be treated for purposes of this Section 46.10.4 as a limited partnership;

46.10.5. with respect to the Incubator, the State of Israel.

46.10.6. notwithstanding anything to the contrary herein, with respect to Peregrine each of the entities comprising Peregrine, the Incubator, and any entities that co-invest with Peregrine or are managed by, or under common control with, Peregrine Ventures Management Ltd. or the general partner of Peregrine, shall be deemed a Permitted Transferee of each other.

46.10.7. with respect to a Shareholder that is a venture capital fund, any transferees that become transferees either (a) in a Transfer which is a part of a Transfer of a significant portion of its portfolio of investments; (c) a Transfer in connection with the dissolution of the fund; (c) a Transfer resulting from a regulatory or tax constraint applicable to the fund or any of the partners in the fund.

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46.10.8. the Company, or its designee, with respect to repurchase for no consideration of shares from Shareholders in accordance with the terms of any outstanding repurchase agreement or the terms of any option or other equity incentive plan adopted by the Company or with respect to any forfeiture of shares of the Company.

Transmission of Shares

47. Subject to the provisions of Article 46, any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board may reasonably deem sufficient) shall be registered as a Shareholder in respect of such share, or may, subject to the provisions contained herein regarding the transfer of shares, transfer such share(s).

48. Subject to the provisions of Article 46, the Company may recognize the receiver or liquidator of any corporate member in liquidation, winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, as being entitled to the shares registered in the name of such member.

Purchase Or Financing The Purchase Of Securities Of The Company Or Of The Parent Company

49. Purchase of Securities in the Company:

49.1. The Company may purchase Securities of the Company and/or provide financing for their purchase, directly or indirectly, and/or undertake to so do, subject to and in accordance with the provisions of the Law;

49.2. A resolution with respect to purchase of Securities of the Company and/or providing financing for their purchase, directly or indirectly, and/or undertaking to do so shall be adopted by the Board.

The Organs Of The Company And Their Authority

50. The organs of the Company are:

50.1. The General Meeting;

50.2. The Board; and

50.3. The CEO, if the Company has appointed a CEO.

51. The authorities of the different organs of the Company will be as specified in the Law and in these Articles.

52. Each organ of the Company has all the ancillary rights required for implementing his/her or its authority.

53. An authority not assigned in these Articles or in the Law to another organ of the Company may be exercised by the Board, which shall have a residual authority.

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An action taken without authority or in excess of authority may be approved retroactively by the proper organ of the Company.

General Meeting

54. Participation in the General Meeting

54.1. A Shareholder may be present at and participate and vote in a General Meeting either in person or by proxy, with respect to each share held by him at the day of delivery of invitations to the Shareholders.

54.2. A legal entity may participate in a General Meeting by proxy.

54.3. In the event a share is jointly owned, the joint owner whose name appears first in the Share Registry may participate in the General Meeting. If he is not present at the General Meeting, the joint owner whose name appears thereafter may participate in that General Meeting, and so forth.

54.4. A Shareholder shall designate a proxy by signing an instrument of proxy in the form specified below, or in a similar or customary form, which is acceptable to the Board.

To: _________(the Company)

Appointment Of Proxy

I/we the undersigned, ____________ of ____________, the owner of ______ Shares in the Company (the “Shares”), hereby appoint __________, ID / Company No. __________, or in his absence ___________, ID No. ___________, as our proxy to participate and vote in the General Meeting of the Company convened for the __ day of __________, ____, and in any adjourned meeting, with respect to the Shares.

In witness whereof, we have affixed our signature on this ___ day of _________, 20__.

_____________________

[Shareholder’s Signature]

54.5. The appointment of a proxy will be valid only if the proxy appointment notice is delivered to the Office or to another place specified by the Board prior to the beginning of the meeting.

54.6. In the event that a proxy or other deed of authorization is not limited to a certain General Meeting, then such proxy or deed of authorization, which were deposited prior to a certain General Meeting, shall also be good for other General Meetings thereafter.

54.7. If both a Shareholder and its proxy are present at a General Meeting with respect to the same shares, the appointment of the proxy shall be void with respect to such shares.

54.8. A vote cast in accordance with the instructions contained in any instrument appointing a proxy shall be valid, notwithstanding the death of the grantor or the revocation of the proxy, unless notice in writing of the death or revocation had been received at the Office, or by the chairman of the meeting, prior to the vote.

54.9. In the case of any dispute with respect to the right to participate in the General Meeting, the Chairman of the meeting will decide and his/her decision will be final and binding.

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54.10. The Chairman of the General Meeting may prevent the participation therein of a person who is neither a Shareholder nor a proxy of a Shareholder, unless the General Meeting shall otherwise resolve. The General Meeting may resolve to prohibit the participation of a person who is neither a Shareholder nor a proxy of a Shareholder.

54.11. Where it is proposed to pass any resolution, a seven (7) day prior notice, specifying the place, the day and the hour of the meeting and the general nature of every matter on the agenda, shall be given to all Shareholders entitled to receive notice, and participate in such, General Meeting by notice sent by mail or otherwise served as hereinafter provided; provided that if all Shareholders entitled to receive notice of, and participate in, such General Meeting so agree, a general meeting may be held with less than a seven (7) day prior notice. The accidental omission to give notice of a meeting to any Shareholder or the non-receipt of notice by one of the Shareholders shall not invalidate the proceedings at any meeting.

55. General Meeting

55.1. An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than 15 (fifteen) months after the last preceding Annual General Meeting) and at such time and place as may be determined by the Board from time to time.

55.2. The Board shall convene a Special Meeting in accordance with a resolution of the Board, and also at the request of each of the following:

55.2.1. one Director or one Observer;

55.2.2. one or more shareholders holding at least 6% of the issued and outstanding share capital and at least 1% of the voting rights in the Company;

55.2.3. one or more Shareholders holding at least 6% of the voting rights in the Company.

55.3. The agenda for a General Meeting shall be determined by the Board and shall include also the matters in respect of which the convening of the General Meeting was requested. One or more Shareholders holding at least 1% of the voting rights at a General Meeting may request the Board to include a matter on the agenda for a General Meeting that is to be convened in the future, provided that the matter is suitable for discussion at the General Meeting.

55.4. At a General Meeting, only matters included on the agenda shall be brought to a vote.

55.5. Subject to the provisions of the Law, each General Meeting shall be convened at such place as the Board shall direct, or, if the Board does not direct a location for convening the meeting, at such place as the Chairman of the Board shall direct. If no location for the convening of the meeting is specified by the Board or by the Chairman of the Board, the meeting shall convene at the Office.

56. Quorum

56.1. No discussion shall be held in a General Meeting unless a quorum is present at the beginning of the meeting.

56.2. A quorum for a General Meeting is the presence, within one half an hour from the time specified for commencing the meeting, of at least 2 (two) Shareholders who hold, in the aggregate, at least 50% of the voting rights of the Company.

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56.3. If a share is jointly owned, the joint owner’s name that appears first in the Shareholders’ Register may attend the General Meeting. If she/he does not attend, the joint owner whose name appears thereafter may attend the General Meeting, and so forth.

56.4. A Shareholder voting by way of proxy shall be deemed present at the General Meeting if the proxy appointment shall be received by the Company prior to the beginning of the General Meeting.

56.5. A Shareholder who is not entitled to vote at the General Meeting will not be deemed present at a General Meeting for the purposes of calculating a quorum.

56.6. If a quorum is not present within one half hour of the time specified for the commencement of the General Meeting, the General Meeting will be adjourned for one week to the same day, the same hour and the same place, or to a later date if so specified in the notice of the General Meeting.

56.7. If a quorum is not present within one half hour from the time set for commencing the adjourned General Meeting, the General Meeting will take place regardless of whether a quorum is present; provided, however, that if the General Meeting was convened upon Shareholders’ demand under Article 55.2.2 above, and a quorum is not present within one half hour from the time set for the commencement of the adjourned General Meeting, the General Meeting will not take place unless the minimum Shareholders required to demand the convening of a Special Meeting under Article 55.2.2 above are present.

57. Validity Notwithstanding Defect

57.1. Subject to any applicable law, a resolution adopted by the General Meeting shall be valid and have full force and effect notwithstanding any defect in the notice, convening, procedure or conduct of the General Meeting in which it was adopted, unless and until such resolution is cancelled by the Court at the request of a Shareholder, in accordance with and subject to the provisions of Section 91 of the Companies Law.

57.2. With respect to a defect in the time, place or manner in which a General Meeting was convened, a Shareholder who arrived at that General Meeting despite the defect shall not petition the court for the cancellation of a resolution adopted at such General Meeting.

58. The Chairman of the Meeting

58.1. The Chairman, if any, of the Board or any other Director nominated by the Board, shall preside as Chairman at every General Meeting of the Company. In the event there is no such Chairman or if at any meeting he is not present within 15 minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the Shareholders present shall elect one of them to be Chairman.

58.2. The Chairman of the General Meeting will not have an additional or casting vote.

59. Postponing The General Meeting

59.1. A General Meeting at which a quorum is present may adjourn the meeting to another time or place to be specified.

59.2. At an adjourned General Meeting, the only matters to be discussed will be those matters on the agenda of the General Meeting with respect to which no resolutions have been adopted in the preceding General Meeting. The adjourned General Meeting may not be adjourned again.

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59.3. In the event the General Meeting is adjourned for more than 21 (twenty-one) days, the Company shall provide notices of the adjourned General Meeting in the same manner required hereunder for the convening of a General Meeting.

59.4. If at the adjourned General Meeting a quorum is not present within one half hour from the time set for the commencement of the meeting, the General Meeting will take place regardless of the number or aggregate voting power of the Shareholders present.

60. Voting at the General Meeting

60.1. Persons entitled to vote at the General Meeting

60.1.1. Subject to the provisions of the Law and these Articles, a Shareholder entitled to participate in a General Meeting may vote at that General Meeting.

60.1.2. With respect to voting for jointly owned shares, the joint owner whose name first appears in the Shareholders Register’ will be entitled to vote; if he is not present, the joint owner appearing thereafter who attends the meeting may vote, and so forth.

60.2. Voting at The General Meeting

60.2.1. Every resolution put to the vote at a meeting shall be decided by a count of votes. Subject to any provision in this regard in the Law requiring a higher majority and the provisions of Article 73, all resolutions shall be passed by a Majority.

60.2.2. At a vote by count of votes, each Shareholder present at a meeting, personally or by proxy, shall be entitled, subject to and without derogating from any rights or restrictions existing at that time with respect to a certain class of shares forming part of the capital of the Company, to one vote for each share held by him on an as converted basis.

60.2.3. If the number of votes for and against is equal the chairman of the meeting shall have no casting vote, and the resolution proposed shall be deemed rejected.

60.2.4. A Shareholder may vote at a General Meeting in person or by proxy, with respect to each share held by him, which entitles him to vote, in accordance with Article 60.2.2 above. A Shareholder who is entitled to participate and vote at a General Meeting in respect of more than one share may vote on a resolution in one direction (in favor of, against, or abstain) in respect of any part of its shares, and on the same resolution, in other directions in respect of any other part or parts of its shares.

60.2.5. The announcement of the Chairman of the meeting that a resolution has been adopted or rejected, unanimously or by a certain majority, will be prima facie proof thereof.

61. Holding General Meetings by Telecommunications

61.1. General Meetings may be held by any means of telecommunications, including video or telephone conference, provided that all of the Shareholders participating may hear each other simultaneously.

61.2. All participants in a meeting by telecommunications shall be deemed present at the General Meeting.

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62. Adopting a Resolution without Meeting

62.1. Resolutions may be adopted without convening a Meeting, providing that all of the Shareholders entitled to participate in and vote at the meeting have agreed thereto.

62.2. A resolution in writing signed by all Shareholders of the Company then entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by letter, facsimile telecopier, telegram, email or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

63. Minutes of a General Meeting

63.1. The Company will prepare, at the Chairman’s responsibility, minutes of the proceedings at a General Meeting; these minutes shall be signed by the Chairman of the General Meeting.

63.2. Minutes signed by the Chairman of the General Meeting will be deemed prima facie proof of their content.

63.3. A Shareholder may review the register of the minutes of the General Meeting and receive, upon its request, copies of such minutes.

The Board Of Directors

64. The duties and authorities of the Board will be as provided in the Law and in these Articles.

65. The number of members of the Board will be no more than 11 (eleven) Directors and not be less than 1 (one) Director.

66. Appointment of Directors

The Directors of the Company will be appointed as follows:

66.1. one Director shall be appointed, dismissed and replaced by a Shareholder for each 10% of the Company’s issued and outstanding share capital on an as converted basis (the “Holding Threshold”), held by such Shareholder and its Permitted Transferees (including any shares for which such Shareholder holds a proxy). Shareholders may not combine their shares in order to meet such threshold (other than Permitted Transferees); provided however that if U.M Accelmed Medical Partners L.P. (“Accelmed”) holds less than the Holding Threshold, then Peregrine shall have the right, by providing written notice to the Company, to aggregate its shares that are not otherwise being used to appoint a Director with the shares of Accelmed in order that Accelmed meet the Holding Threshold, so long as the director appointed by Accelmed is Dr. Irit Yaniv. Solely for the purposes of this Article 66.1, Ceros Financial Services, Inc. (the “Placement Agent”) shall be deemed a holder of all Preferred D Shares held by Shareholders who purchased their Preferred D Shares as part of the Ceros Tranche (as defined in that certain Private Placement Memorandum circulated in connection with the sale of the Preferred D-1 Shares) (the “Ceros Shareholders”), provided that no Ceros Shareholder shall have any rights to appoint Directors under this Article 66.1 and further provided that the Placement Agent shall have the right to appoint a Director under this Article 66.1 if Ceros Shareholders have invested at least US$20,000,000 in consideration for Preferred D Shares.

66.2. One (1) director shall be an industry expert, to be appointed, dismissed and replaced by a majority of the other Directors; which director shall initially be Maurice R. Ferré.

The appointment of any Director, and the dismissal or replacement of any such Director, shall be by written notice given to the Company by the majority in interest of the Shareholder(s) with the rights to appoint, dismiss or replace such a Director as set forth above, and shall become valid and effective upon the day on which said written notice was received by the Company, or upon such later date as may be noted in the notice, without the need for any other corporate procedure or action.

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66A. Observer

66A.1 one non-voting board observer shall be appointed, dismissed and replaced by the Placement Agent as long as the Ceros Shareholders acquire Preferred D Shares with an initial purchase price of at least US$15 million and thereafter hold Preferred D Shares that constitute at least 7% but less than 10% of the Company’s issued and outstanding share capital on an as converted basis.

66A.2 one non-voting board observer shall be appointed, dismissed and replaced by OurCrowd for as long as OurCrowd holds shares that constitute at least 7% but less than 10% of the Company’s issued and outstanding share capital on an as converted basis.

66A.3 one non-voting board observer shall be appointed, dismissed and replaced by Accelmed for as long as Accelmed holds shares that constitute at least 7% but less than 10% of the Company’s issued and outstanding share capital on an as converted basis and has not appointed a Director.

66A.4 Each observer shall have the right to attend and participate in all meetings of the Board and receive all materials and information provided to the Directors at the same time as such are provided to the Directors. As a condition precedent to the right to appoint an observer and the right of the observer to attend meetings of the Board and receive information, such observer shall execute a confidentiality undertaking, reasonably acceptable to the Company, pursuant to which such observer agrees to hold in confidence and trust all information received by such observer in his or her capacity as such.

66A.5 The designation, dismissal and replacement of an observer shall be made by a written notice given to the Company by the Placement Agent, Accelmed or OurCrowd, as applicable.

66A.6 The attendance of each such observer as described in this Section 66A at the Company’s meetings is subject to an execution by such observer of a standard confidentiality (including a non-use and non-conflict) undertaking in form and substance reasonably acceptable to the Company.

67. A Legal Entity as a Director

67.1. A legal entity may serve as a Director.

67.2. A legal entity serving as a Director will appoint an individual qualified to serve as a Director to act on its behalf, and may replace him/her subject to his/her obligations to the Company.

67.3. The appointment and/or replacement of an individual as aforesaid shall be effected by written notice to the Company signed by those persons authorized to sign on behalf of the appointing legal entity.

67.4. The name of the individual will be recorded in the Directors’ Registry as the person serving on behalf of the appointing legal entity.

67.5. The obligations of a Director will apply to the individual serving on behalf of the appointing legal entity, as well as to the legal entity Director who appointed her/him.

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68. The Expiration of the Term of a Director

The term of a Director shall expire in any of the following instances and any other instance provided under the Law:

68.1. Upon his/her death.

68.2. If she/he is found to be non compos mentis.

68.3. Upon his/her replacement or dismissal by his/her entitled appointer under Article 66 above.

68.4. Upon his/her resignation.

68.5. In the event he or she has been declared bankrupt; or if a legal entity - it has adopted a resolution of voluntary liquidation or winding-up, or a liquidation order has been issued with respect thereto.

68.6. If the Shareholder who has appointed him/her ceases, according to the provision of Article 66 above, to be entitled to appoint the number of directors appointed by such Shareholder and if such nominating Shareholder has not informed the Company within forty-eight (48) hours of the time when she/he is notified by the Company that she/he ceases to be entitled, as aforesaid, as to the name(s) of the director(s) who shall cease to hold office as a result thereof, then all of the directors appointed by such Shareholder shall cease to hold office.

69. Alternate Director

69.1. A Director may appoint and dismiss an alternate. If the appointment of the Director expired, the appointment of the alternate Director appointed by him will also expire.

69.2. The following may not be appointed and may not serve as an alternate Director:

69.2.1. A person who is not qualified to serve as a director;

69.2.2. A person whose appointment would constitute a conflict of interest for the Company.

69.3. A Director may appoint an alternate Director by submitting a written notice with respect thereto to the Company and/or to the Board and/or to the Chairman of the Board.

69.4. Subject to the Law, an alternate Director will have the same rights and obligations as a Director, except that he will not be entitled to appoint an alternate Director.

69.5. Even if an alternate Director was appointed, notices of the meetings of the Board will be given to the Director who appointed him, unless the Director otherwise notified the Company.

69.6. Notwithstanding the aforesaid, an alternate Director will not be entitled to participate and vote at a meeting of the Board in which the Director who appointed him participates.

70. The Chairman of the Board of Directors

70.1. The Board may appoint a Chairman of the Board from amongst its members; provided that Maurice R. Ferré shall initially be the Chairman of the Board.

70.2. The Board may appoint a deputy and/or alternate Chairman of the Board.

70.3. The Chairman of the Board shall conduct the meetings of the Board and sign the minutes of the meeting.

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In the absence of the Chairman of the Board from a meeting of the Board or if she/he is precluded from fulfilling her/his position, her/his position will be filled by the alternate or deputy Chairman of the Board, who will have the authority of the Chairman of the Board.

70.4. If the Board has not appointed a Chairman or if a Chairman was appointed and is not present, and the Deputy Chairman of the Board is not present, the Board will appoint, at the beginning of the meeting, one of its members to conduct the meeting and sign the minutes of the meeting.

70.5. The Chairman of the Board or the Director appointed to conduct the meeting will not have an additional or casting vote.

71. Meetings of the Board

71.1. The Board may decide from time to time on any procedures, regarding the Board meetings, including without limitation about convening meetings, their location, and their agenda, all subject to the provisions of the Law.

71.2. Notices of Meetings of the Board

71.2.1. Notice of the meeting of the Board shall be given to each Director orally or in writing, a reasonable time prior to the time of the meeting but not less than 48 hours prior to that meeting; provided, however, that if all Directors so agree, even shorter advance notice may be given.

71.2.2. The time and place at which the meeting will be convened will be specified in the notice in reasonable detail, in addition to the items on the agenda of said meeting.

71.2.3. Notice of the meeting of the Board shall be given to each Director at her/his last address (or number) provided by her/him to the Company.

71.2.4. Notwithstanding the aforesaid, with the consent of all of the Directors, a meeting of the Board may be convened without any advance notice.

71.2.5. At the meeting of the Board, only matters specified on the agenda will be discussed, unless all of the Directors are present at the meeting and have agreed to discuss a matter not on the agenda.

71.3. Quorum

71.3.1. Without derogating from the provisions of Article 73 below, the quorum required to commence a meeting of the Board shall be a majority of the members of the Board then serving.

71.3.2. No discussion shall be held at a meeting of the Board unless at the beginning of the meeting a quorum is present.

71.3.3. If within one-half hour from the time set for commencing the meeting of the Board, a quorum is not present, the meeting will be adjourned to the following week at the same place and at the same time and at such adjourned Board meeting the necessary quorum for the business for which the original Board meeting was called shall be at least two (2) Directors present.

71.4. Adjourning a Meeting of the Board

71.4.1. At a meeting of the Board in which a quorum is present, the Board may resolve to adjourn the meeting to another time. At an adjourned meeting as aforesaid, only those items which were on the agenda for the original meeting but with respect to which no resolution was adopted, may be discussed. The adjourned meeting of the Board may not be adjourned again.

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71.4.2. If a meeting of the Board is adjourned, the Company shall notify all of those Directors who were not present at such meeting, of the adjournment.

71.4.3. In the event that a meeting of the Board has been adjourned as aforesaid for more than 7 (seven) days, the Company will notify all of the Directors of the adjourned meeting.

71.5. Voting and the Adoption of Resolutions at Meetings of the Board

71.5.1. Each Director shall have 1 (one) vote.

71.5.2. Subject to the provisions of Article 73, issues raised before all meetings of the Board shall be decided by a Majority.

71.6. Minutes of the Board

71.6.1. The Company shall prepare, at the responsibility of the Chairman of the Board or the Chairman of the meeting of the Board, as the case may be, minutes of all of the procedures of the Board; these minutes shall be signed by said Chairman.

71.6.2. Minutes approved and signed by the Chairman of the Board or by the Chairman of the meeting shall be prima facie proof of the contents thereof.

71.7. Holding Meetings of the Board by Telecommunications

71.7.1. The Board may hold meetings by any means of telecommunications, including video or telephone conference, provided that all of the Directors participating may hear each other simultaneously.

71.7.2. All participants in a meeting by telecommunications shall be deemed present at the meeting of the Board.

71.8. Adopting a Resolution of the Board without Meeting

71.8.1. The Board may adopt resolutions without convening a Meeting, providing that all of the Directors entitled to participate in the meeting and to vote on the issue brought for resolution have agreed not to convene for discussion such issue.

71.8.2. In the event a resolution has been adopted without convening as aforesaid, the Chairman of the Board, and if there is no Chairman, the Director who initiated the resolution, shall record and sign the minutes of such resolution, which shall include the resolution not to convene on such matter, and affix thereto the signatures of all of the Directors. Those minutes shall be deemed to be minutes of a Meeting of the Board, duly convened and held.

71.9. Validity Notwithstanding Defect

Subject to any applicable law, a resolution adopted by the Board shall be valid and have full force and effect notwithstanding any defect in the notice, convening, procedure or conduct of the meeting in which it was adopted.

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72. Committees of the Board

72.1. The Board may establish committees and appoint members thereto from amongst the members of the Board (hereinafter: “Committees of the Board”).

72.2. Subject to the provisions of the Law and these Articles, the Board may delegate its authority to Committees of the Board and determine the framework of the authority and the actions of the Committees of the Board.

72.3. A resolution adopted, or an action taken, by a Committee of the Board, with respect to a matter which the Board has delegated to it, shall be deemed a resolution adopted or an action taken by the Board.

72.4. Committees of the Board shall report to the Board regarding their resolutions or recommendations at their earliest convenience after their adoption.

72.5. Procedural provisions applying to the Board will also apply to Committees of the Board, mutatis mutandis as applicable.

72.6. Resolutions of the Committees of the Board shall be adopted by a Majority.

72.7. Minutes of the Committees of the Board shall be prepared, signed and kept in the same manner as minutes of the Board, mutatis mutandis.

72.8. The Board may cancel a resolution of a Committee of the Board and may revoke the delegation of authority, in whole or in part, to Committees of the Board; provided that any cancellation or revocation as aforesaid will not derogate from a resolution upon which the Company has acted in connection with a third party who is not aware of its cancellation or revocation.

72A. Business Development Committee

72A.1 A business development committee will act as a Committee of the Board for the purpose of advising the Board on Company policy with respect to strategic transactions and partnerships, fundraising, technology roadmap for the Company, including FDA related matters, and any other matters designated by the Board from time to time, and also receiving updates at its scheduled meetings of material matters related to the Company and its business (the “Business Development Committee”).

72A.2 The Chairman of the Board and a director appointed by Peregrine shall each have the right to serve on the Business Development Committee. The CEO shall be invited to participate in all meetings of the Business Development Committee.

72A.3 Unless decided otherwise by a director appointed by Peregrine, the Business Development Committee shall convene every two weeks and upon request by any such director, the Business Development Committee shall be dissolved.

Special Issues

73.

73.1. The Company shall not take any of the following actions (including, inter alia, by way of merger, reclassification or otherwise) without the affirmative vote or written consent of holders of at least a majority of the outstanding Preferred Shares:

73.1.1. adoption of any amendment to these Articles;

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73.1.2. adoption of any amendment amending or changing the rights, preferences or privileges of the Preferred Shares; provided, however, the issuance of additional shares or other securities of the Company in connection with a financing of the Company having rights, preferences or privileges equal or superior to the Preferred Shares, shall not be deemed to amend or change the rights, preferences or privileges of the Preferred Shares, provided that the rights, preferences or privileges attached to such additional shares or other securities apply in the same manner vis-a-vis all other existing series or classes of shares, without a different application to different classes;

73.1.3. any transaction or engagement with any of the Founders (or any of their respective affiliates or relatives), including any alteration, amendment or waivers made with respect to existing transactions of the Founders (or any of their respective affiliates or relatives) with the Company and their undertakings towards the Company;

73.1.4. the voluntary liquidation or dissolution of the Company or the execution by the Company of any arrangements under the provision of Article 350 of the Law; and

73.1.5. approving any Deemed Liquidation Event.

73.2. The Company shall not take any of the following actions (including, inter alia, by way of merger, reclassification or otherwise) without the affirmative vote or written consent of a majority of the Directors appointed by holders of Preferred Shares:

73.2.1. any material deviation from the primary business of the Company or any major and substantial deviation from the business plan of the Company;

73.2.2. approving the Company’s budget and any amendment thereto in excess of 20% of such budget;

73.2.3. appointment and removal of the CEO and other executive officers of the Company and any material change to their employment or engagement terms;

73.3. The Company shall not make any adverse changes to the terms of any series of Preferred Shares without the prior written consent of holders of a majority of the issued and outstanding shares of such series of Preferred Shares; provided that the enlargement or issuance of an existing class of shares or the creation or issuance of a new class of shares, whether or not with rights and privileges superior to an existing class of shares, or a change to the terms of all series of the Preferred Shares (and not a specific series) that applies in the same manner vis-à-vis all other existing series of shares, without a different application to different series of shares, shall not be deemed an adverse change to the terms of such series of Preferred Shares.

Miscellaneous

74. Actions taken by or pursuant to resolutions of the Board, by a Committee of the Board or by any person serving as a Director shall be valid and effective notwithstanding that it is subsequently discovered that there was a defect in the appointment of the Directors or the aforesaid Committee, or all or part of the Directors were unqualified, as if each of the Directors had been properly and legally appointed and all of them were qualified to serve as Directors, or as if the Committee had been appointed lawfully.

75. The General Meeting may approve any Action taken by the Board without authority or in excess of authority; and from the time of approval, such approved Action shall be deemed taken within the authority of the Board.

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76. The Board may approve any Action within the scope of its authority, which was taken by a Committee of the Board without authority or in excess of authority; and from the time of approval, such approved Action shall be deemed taken within the authority of the Committee of the Board.

The Chief Executive Officer

77. The Company may appoint a Chief Executive to the Company subject to the provisions of Article 73 above.

78. The CEO, if appointed, will be appointed and/or dismissed by the Board subject to the provisions of Article 73 above. The Board shall decide the terms of the CEO’s employment, provided that if the CEO is also a Director, the approval of the terms of her/his employment shall require the same procedure as approval of the terms of service of a Director.

79. The CEO shall be responsible for the general management of the Company’s affairs, within the framework of the policies set by the Board, and subject to the directives of the Board.

80. The CEO shall have all management and executive authorities of the Company not assigned in these Articles or under the Law to another organ of the Company.

81. The CEO shall report to the Board.

82. The Board may direct the CEO how to act in a given matter; and should the CEO fail to execute such a directive, the Board may then exercise the authority required to implement the directive in her/his stead. Without derogating from the aforesaid, the Board may assume any authority otherwise given to the CEO, for a specific purpose or for a specific period of time.

Secretary

83. The Board may appoint a Secretary to the Company, may dismiss the Secretary and appoint another in her/his stead, and may determine the remuneration and terms of service thereof.

84. The Secretary will prepare and conduct the minutes, documents, books of records, registers and reports which the Company must maintain and/or safe keep and/or submit to the Registrar of Companies or any other authority, and will fulfill the duties assigned to him by the Board. The Secretary of the Company may sign on behalf of the Company documents and reports to be submitted to the Registrar of Companies.

85. Rights Of Signature And Stamp Of The Company

85.1. The Board will determine the stamp and/or seal of the Company.

85.2. The Board will designate the persons authorized to sign on behalf of the Company and the form of signature.

85.3. Without derogating from the aforesaid, documents and/or reports or notices to the Registrar of Companies may also be signed by the Secretary.

86. Dividends And Bonus Shares

86.1. The distribution of Dividends and the issuance of bonus shares shall be within the authority of the Board.

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86.2. Subject to the Dividend preference rights of the Preferred Shares in Article 18.1, Dividends and/or bonus shares distributed by the Company will be distributed pro rata to the par value of each share, on as converted bases.

86.3. The Shareholders entitled to a Dividend and/or bonus shares, as the case may be, shall be those Shareholders who are Shareholders at the time of the adoption of the resolution to distribute such Dividend or bonus shares, or at such later date as may be provided in such resolution (hereinafter: the “Ex-Dividend Date”).

86.4. Where a share with respect to which a Dividend is to be distributed is jointly owned, any Dividend distributed by the Company with respect to such jointly-owned share will be paid to that joint owner whose name appears first in the Share Registry.

86.5. In the event that bonus shares are distributed, the Company shall convert to share capital, by resolution of the Board, a portion of its profits and/or premium paid to it on shares and/or from any other source included in its equity in accordance with the latest Financial Statements, an amount equal to the par value of the bonus shares.

Notices to Shareholders

87. Notices to Shareholders and other documents delivered to the Shareholders registered in the Shareholders Register (hereinafter: “Notices”) shall be delivered to such Shareholders personally, by mail or facsimile transmission, or by electronic mail, to the address recorded in the Shareholders Register and notices to the Company shall be delivered to the address of the Office.

88. A Notice delivered personally shall be deemed received by the Shareholder upon its delivery. A Notice sent by facsimile transmission or by electronic mail shall be deemed received by the Shareholder on the business day following the day on which it was sent. A Notice sent by mail shall be deemed received by a Shareholder whose address is in Israel, three (3) days after its delivery or; if the address of a Shareholder is outside of Israel, within seven (7) days after the Notice is delivered to a post office in Israel.

Notices to Directors

89. The provisions of Articles 87 and 88 above will apply also with respect to Notice to a Director, mutatis mutandis.

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